Exhibit 99.1

Strongbridge Biopharma plc Reports Fourth Quarter and Full-Year 2018 Financial Results

~ RECORLEV™ (levoketoconazole) Phase 3 Clinical Program and Type C FDA Meeting in First Quarter Progressing as Planned ~

~ $145 Million Upfront Cash Payment and $36.7 Million Equity Investment from Novo Nordisk in Fourth Quarter 2018 Significantly Strengthened Company’s Financial Position Including Full Repayment of Outstanding Debt ~

~ KEVEYIS® (dichlorphenamide) Full-Year 2018 Revenue of $16.8 Million, a 140 Percent Increase over 2017 Revenue of $7 Million Following Launch in April 2017 ~

~ Full-Year 2019 KEVEYIS® (dichlorphenamide) Revenue Guidance of $18 to $20 Million; Company Anticipates Positive KEVEYIS® Contribution Margin by End of First Quarter of 2020 ~

~ Company to Host Conference Call Today at 8:30 am ET ~

Dublin, Ireland and Trevose, Pa., February 26, 2019 — Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today reported financial results for the fourth quarter and full year ended December 31, 2018.

“Strongbridge remains focused on its strategy of identifying, developing, and commercializing important treatments for rare diseases by continuing to build therapeutically-aligned franchises. We had three major accomplishments in 2018 — positive results from SONICS, the purchase, launch and sale of MACRILEN™ (macimorelin), and the continued revenue growth of KEVEYIS® (dichlorphenamide),” said Matthew Pauls, president and chief executive officer of Strongbridge Biopharma. “These accomplishments position us for a successful 2019 when we expect to progress development of RECORLEV™ (levoketoconazole) for the treatment of endogenous Cushing’s syndrome, and continue to grow KEVEYIS® with a focus on achieving a positive contribution margin by the end of the first quarter of 2020.”

Corporate & Financial Highlights

Rare Endocrine Franchise: RECORLEV™ (levoketoconazole)

•                  Detailed initial results from the pivotal Phase 3 SONICS study of RECORLEV for the treatment of endogenous Cushing’s syndrome were presented in October at the European NeuroEndocrine Association annual meeting and new data were presented at the Annual

European Network for the Study of Adrenal Tumors meeting in November showing that levoketoconazole, the active ingredient in RECORLEV, has a favorable efficacy, safety, and tolerability profile, reinforcing the potential for RECORLEV to play an important role in medical therapy, including consideration as a first-line treatment.

•                  Results from additional SONICS analyses will be presented at the International Pituitary Congress, the Endocrine Society’s annual meeting in March, and at the American Association of Clinical Endocrinologists meeting in April.

•                  A Type C meeting with the FDA is progressing as planned in the first quarter of 2019 to seek guidance on the regulatory pathway forward to obtain marketing approval for RECORLEV for the treatment of endogenous Cushing’s syndrome.

•                  One-year safety data from SONICS are expected in the first half of 2019 and receipt of top-line results from the confirmatory Phase 3 LOGICS study remain on track for the fourth quarter of 2019.

Rare Endocrine Franchise: MACRILEN™ (macimorelin)

•                  In December 2018, Strongbridge completed a transaction with Novo Nordisk to sell the Company’s rights to MACRILEN in the U.S. and Canada; highlights include:

•                  Strongbridge received $145 million upfront cash payment from Novo Nordisk;

•                  Strongbridge will receive royalties on MACRILEN sales through 2027;

•                  Novo Nordisk will fund Strongbridge’s 23-person rare endocrine commercial field organization over three years to promote MACRILEN in the U.S.;

•                  In addition, Novo Nordisk purchased 5.2 million ordinary shares of Strongbridge at a purchase price of $7.00 per share, resulting in gross proceeds of $36.7 million.

Rare Neuromuscular Franchise: KEVEYIS® (dichlorphenamide)

•                  Achieved KEVEYIS net product sales of $4.4 million during the fourth quarter of 2018, a 47 percent increase compared to $3.0 million during the fourth quarter of 2017.

•                  Full-year 2018 net revenues from sales of KEVEYIS totaled $16.8 million, compared to full-year net revenues of $7.0 million in 2017, a 140 percent increase.

•                  Full-year 2019 revenue guidance for KEVEYIS of $18 to $20 million; based upon current assumptions, the Company anticipates a positive KEVEYIS contribution margin by the end of the first quarter of 2020.

Corporate:

•                  Strongbridge had $122.5 million of cash and cash equivalents and no debt outstanding as of December 31, 2018.

Fourth Quarter 2018 Financial Results

For the three months ended December 31, 2018, basic net income attributable to ordinary shareholders on a GAAP basis was $84.1 million, or $1.73 per share, compared to a basic net loss attributable to ordinary shareholders of $18.7 million, or $0.47 per share, for the same period in 2017. Net income for the three months ended December 31, 2018 was primarily due to a $130.8 million gain on the sale to Novo Nordisk of a subsidiary that held rights to MACRILEN, offset in part by a $21.0 million loss on extinguishment of debt in 2018.  In addition, the Company incurred $6.0 million of increased selling, general and administrative expenses associated with the commercialization of KEVEYIS and MACRILEN, and $2.7 million of increased research and development expenses primarily associated with the continued development of RECORLEV.

For the three months ended December 31, 2018, non-GAAP basic net loss attributable to ordinary shareholders was $21.9 million, or $0.46 per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of $12.3 million, or $0.31 per share, for the same period in 2017. The increase in non-GAAP net loss was primarily due to increased operating expenses associated with the commercialization of KEVEYIS and MACRILEN, higher research and development expenses primarily associated with the continued development of RECORLEV, and higher interest expense, offset in part by net revenues recorded from KEVEYIS and MACRILEN product sales.

The Company recorded net revenues from sales of KEVEYIS of $4.4 million for the three months ended December 31, 2018, compared to net revenues of $3.0 million for the same period in 2017.  The Company recorded net revenues from sales of MACRILEN of $0.1 million for the three months ended December 31, 2018. No MACRILEN revenue was recognized for the same period of 2017. The Company recorded cost of goods sold of $1.1 million for the three months ended December 31, 2018, compared to cost of goods sold of $0.5 million for the same period in 2017.

Selling, general and administrative expenses were $16.2 million for the three months ended December 31, 2018, compared to $10.2 million for the same period in 2017. The increase during the 2018 period was primarily due to costs incurred for the commercial and corporate infrastructure necessary to support the commercialization of KEVEYIS and MACRILEN.

Research and development expenses were $7.9 million for the three months ended December 31, 2018, compared to $5.2 million for the same period in 2017. The increase during the 2018 period was primarily due to expenses related to the RECORLEV Phase 3 LOGICS and OPTICS clinical trials.

Year-to-Date December 2018 Financial Results

For the twelve months ended December 31, 2018, basic net income attributable to ordinary shareholders on a GAAP basis was $31.9 million, or $0.69 per share, compared to a basic net loss attributable to ordinary shareholders of $113.5 million, or $3.11 per share, for the same period in 2017.  Net income for the twelve months ended December 31, 2018 was primarily due to a $130.8 million gain on the sale to Novo Nordisk of a subsidiary that held rights to MACRILEN. Net loss for the twelve months ended December 31, 2017 was significantly increased by a non-cash intangible asset impairment charge of $20.7 million related to in-process research and development recorded for the veldoreotide program in 2017 and an unrealized loss of $30.2 million on the fair value of warrants recorded in the same period of 2017. There was no intangible asset charge recorded during the twelve months ended December 31, 2018 and the change in fair value of warrants during 2018 resulted in an unrealized gain of $16.3 million for the twelve months ended December 31, 2018.

The $11.0 million increase in net product sales and $1.1 million of increased other income for the twelve months ended December 31, 2018 compared to 2017 was more than offset by $27.0 million of increased selling, general and administrative expenses associated with the commercialization of KEVEYIS and MACRILEN, $8.2 million of increased research and development expenses primarily associated with the continued development of RECORLEV, $2.5 million of increased cost of sales, $18.0 million of increased loss on extinguishment of debt, and $8.2 million of increased interest expense.

For the twelve months ended December 31, 2018, non-GAAP basic net loss attributable to ordinary shareholders was $77.4 million, or $1.66 per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of $49.3 million, or $1.35 per share, for the same period in 2017. The increase in non-GAAP net loss was primarily due to increased operating expenses associated with the commercialization of KEVEYIS and MACRILEN, higher research and development expenses primarily associated with the continued development of RECORLEV, and higher interest expense, offset in part by net revenues recorded from KEVEYIS and MACRILEN product sales.

The Company recorded net revenues from sales of KEVEYIS of $16.8 million for the twelve months ended December 31, 2018, compared to net revenues of $7.0 million for the same period in 2017.  The Company recorded net revenues from sales of MACRILEN of $1.2 million for the twelve months ended December 31, 2018. No MACRILEN revenue was recognized for the same period of 2017. The Company recorded cost of goods sold of $4.0 million for the twelve months ended December 31, 2018, compared to cost of goods sold of $1.5 million for the same period in 2017.

Selling, general and administrative expenses were $63.3 million for the twelve months ended December 31, 2018, compared to $36.3 million for the same period in 2017. The increase during the 2018 period was primarily due to costs for the commercial and corporate infrastructure necessary to support the launch and ongoing commercialization of KEVEYIS and MACRILEN.

Research and development expenses were $25.4 million for the twelve months ended December 31, 2018, compared to $17.3 million for the same period in 2017. The increase during the 2018 period was primarily due to expenses related to the RECORLEV Phase 3 LOGICS and OPTICS clinical trials.

Conference Call Details

Strongbridge will host a conference call on Tuesday, February 26 at 8:30 a.m. ET. To access the live call, dial 844-285-7153 (domestic) or 478-219-0180 (international) with conference ID 8993936. The conference call will also be audio webcast from the Company’s website at www.strongbridgebio.com under the “Investor/Webcasts and Presentations” section. A replay of the call will be made available for one week following the conference call. To hear a replay of the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) with conference ID 8993936.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s commercial portfolio within its rare endocrine franchise includes RECORLEV™ (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

About KEVEYIS

KEVEYIS® (dichlorphenamide) is indicated for the treatment of primary hyperkalemic periodic paralysis, primary hypokalemic periodic paralysis, and related variants. In clinical studies, the most common side effects of KEVEYIS were a numbness or tingling, difficulty thinking and paying attention, changes in taste, and confusion. These are not all of the possible side effects that you may experience with KEVEYIS. Talk to your doctor if you have any symptoms that bother you or do not go away. You are encouraged to report side effects to Strongbridge Biopharma at 1-855-324-8912, or to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch/. For additional KEVEYIS important safety information and the full prescribing information visit www.keveyis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the potential advantages of RECORLEV, the potential for RECORLEV as a first-line treatment, discussions with regulators regarding the approval process for RECORLEV, the release of additional planned analyses of the SONICS study, Strongbridge’s strategy, plans, status and results of SONICS and other clinical trials, outcomes of product development efforts and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease and the emergence of unexpected adverse events following regulatory approval and use of the product by patients. Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations

U.S.:
Solebury Trout
Marcy Nanus
+1 646-378-2927
mnanus@soleburytrout.com

Europe:

First House

Geir Arne Drangeid
+47 913 10 458
strongbridgebio@firsthouse.no

USA
900 Northbrook Drive
Suite 200
Trevose, PA 19053
Tel. +1 610-254-9200
Fax. +1 215-355-7389

STRONGBRIDGE BIOPHARMA plc

Select Consolidated Balance Sheet Information (unaudited)

(in thousands, except share and per share data)

	December 31,	December 31,
	2018	2017
	( in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$122,490	$57,510
Total assets	170,285	103,925
Long-term debt, net	—	37,794
Total liabilities	57,330	115,839
Total stockholders’ equity (deficit)	112,955	(11,914)

STRONGBRIDGE BIOPHARMA plc

Consolidated Statement of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Consolidated Statement of Operations Data:
Revenues:
Net product sales	$4,514	$2,984	$18,027	$7,046
Total revenues	4,514	2,984	18,027	7,046

Cost and expenses:
Cost of sales (excluding amortization of intangible assets)	$1,125	$515	$3,986	$1,483
Selling, general and administrative	16,199	10,224	63,336	36,292
Research and development	7,909	5,155	25,441	17,268
Amortization of intangible assets	1,670	1,255	7,187	5,022
Impairment of intangible asset	—	—	—	20,723
Total cost and expenses	26,903	17,149	99,950	80,788
Operating loss	(22,389)	(14,165)	(81,923)	(73,742)
Other income (expense), net:
Unrealized gain (loss) on fair value of warrants	(111)	(2,024)	16,337	(30,218)
Interest expense	(2,965)	(1,475)	(12,515)	(4,313)
Foreign exchange loss	(25)	(5)	(47)	(41)
Gain on sale of subsidiary	130,832	—	130,832	—
Loss on extinguishment of debt	(21,049)	—	(21,549)	(3,545)
Other income, net	298	41	1,252	147
Total other income (expense), net	106,980	(3,463)	114,310	(37,970)
Loss before income taxes	84,591	(17,628)	32,387	(111,712)
Income tax (expense) benefit	(535)	(1,119)	(536)	(1,771)
Net income (loss)	84,056	(18,747)	31,851	(113,483)

Net income (loss) attributable to ordinary shareholders:
Basic	$84,056	$(18,747)	$31,851	$(113,483)
Diluted	$84,167	$(18,747)	$15,514	$(113,483)
Net income (loss) per share attributable to ordinary shareholders:
Basic	$1.73	$(0.47)	$0.69	$(3.11)
Diluted	$1.64	$(0.47)	$0.31	$(3.11)
Weighted-average shares used in computing net income (loss) per share attributable to ordinary shareholders:
Basic	48,696,269	39,753,550	46,297,088	36,544,825
Diluted	51,373,590	39,753,550	49,724,503	36,544,825

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31, 2018
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(22,389)	$84,591	$84,056	$1.73

Non-GAAP Adjustments:

Amortization of intangible assets (a)	$1,670	$1,670	$1,670	$0.03
Stock-based compensation - Research & Development (b)	$456	$456	$456	$0.01
Stock-based compensation - Selling, General & Admin. (b)	$1,562	$1,562	$1,562	$0.03
Unrealized loss on fair value of warrants (c)	—	$111	$111	$0.00
Loss on extinguishment of debt (f)	—	$21,049	$21,049	$0.43
Gain on sale of subsidiary (g)	—	(130,832)	$(130,832)	$(2.69)

Adjusted	$(18,701)	$(21,393)	$(21,928)	$(0.46)

	Three Months Ended December 31, 2017
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(14,165)	$(17,628)	$(18,747)	$(0.47)

Non-GAAP Adjustments:

Amortization of intangible asset (a)	$1,255	$1,255	$1,255	$0.03
Stock-based compensation - Research & Development (b)	$318	$318	$318	$0.01
Stock-based compensation - Selling, General & Admin. (b)	$986	$986	$986	$0.02
Unrealized loss on fair value of warrants (c)	—	$2,024	$2,024	$0.05
Non-cash interest expense (d)	—	$599	$599	$0.02
Non-cash income tax expense (e)	—	—	$1,247	$0.03

Adjusted	$(11,606)	$(12,446)	$(12,318)	$(0.31)

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures

(Unaudited, in thousands, except share and per share data)

	Twelve Months Ended December 31, 2018
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(81,923)	$32,387	$31,851	$0.69

Non-GAAP Adjustments:

Amortization of intangible assets (a)	$7,187	$7,187	$7,187	$0.16
Stock-based compensation - Research & Development (b)	$1,795	$1,795	$1,795	$0.04
Stock-based compensation - Selling, General & Admin. (b)	$6,012	$6,012	$6,012	$0.13
Unrealized gain on fair value of warrants (c)	—	$(16,337)	$(16,337)	$(0.35)
Non-cash interest expense (d)	—	$1,393	$1,393	$0.03
Loss on extinguishment of debt (f)	—	21,549	21,549	$0.47
Gain on sale of subsidiary (g)	—	(130,832)	(130,832)	$(2.83)

Adjusted	$(66,929)	$(76,846)	$(77,382)	$(1.66)

	Twelve Months Ended December 31, 2017
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(73,742)	$(111,712)	$(113,483)	$(3.11)

Non-GAAP Adjustments:

Amortization of intangible asset (a)	$5,022	$5,022	$5,022	$0.14
Impairment of intangible asset (a)	$20,723	$20,723	$20,723	$0.57
Stock-based compensation - Research & Development (b)	$1,140	$1,140	$1,140	$0.03
Stock-based compensation - Selling, General & Admin. (b)	$4,027	$4,027	$4,027	$0.11
Unrealized loss on fair value of warrants (c)	—	$30,218	$30,218	$0.83
Non-cash interest expense (d)	—	$1,378	$1,378	$0.04
Non-cash income tax expense (e)	—	—	$1,644	$0.04

Adjusted	$(42,830)	$(49,204)	$(49,331)	$(1.35)

(a)                                 The effects of amortization of the intangible assets and charges related to the impairment of the intangible assets are excluded because these charges are non-cash, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(b)                                 The effects of non-cash employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(c)                                  The unrealized gain or loss on fair value of warrants are excluded due to the nature of this charge, which is non-cash and related primarily to the effect of changes in the company’s stock price at a point in time. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(d)                                 The effects of non-cash interest charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

(e)                                  The effect of non-cash tax expense or benefit related to valuation allowance adjustments of the deferred income tax asset is excluded because of its non-recurring nature. We believe such exclusion facilitates investor’s ability to more accurately compare our operating results to those of our peer companies.

(f)                                   The loss on extinguishment of debt is excluded due to the non-recurring nature of this charge.  We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.

(g)                                  The gain on sale of subsidiary is excluded due to the non-recurring nature of this gain.  We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.